Exhibit 23.1

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 30, 1994, included in this Form 10-K, into the Browning-Ferris Industries, Inc. previously filed Form S-8 Registration Statement File Nos. 33-48207, 33-41281, 33-53393 and 33-56583, Form S-3 Registration
Statement File Nos. 33-7793, 33-39432, 33-58298 and 33-51879 and
Form S-4 Registration Statement File No. 33-52240.



ARTHUR ANDERSEN LLP



Houston, Texas
November 30, 1994